                                                                   Exhibit 10.28


May 21, 2001


Mr. Michael W. Wright
Chairman and Chief Executive Officer
SUPERVALU INC.

Dear Mike:

     On behalf of the SUPERVALU INC. Executive Personnel and Compensation Committee and Board Affairs Committee, we would like to outline the plans for your retirement, as we discussed in our conversation following the April 11, 2001 SUPERVALU Board of Directors meeting.

     We understand, as you announced last June, and reaffirmed on April 11, you plan to step down as Chief Executive Officer of SUPERVALU at the Annual Shareholder Meeting on June 27, 2001. At the Board's request, you have agreed to stay on as a full-time employee of SUPERVALU and Chairman of the Board of Directors until the Annual Shareholder Meeting of June 2002, at which time you have agreed to retire as an employee of SUPERVALU and resign from its Board of Directors.

     During the period from June 27, 2001 until the Annual Shareholder Meeting in June 2002, you agreed to aid in the transition of leadership from you to your successor as Chief Executive Officer of SUPERVALU and undertake such duties as specifically requested by the CEO from time to time during such period. After you step down as Chief Executive Officer in June 2001, we understand you intend to maintain an off-premise office in Minneapolis, Minnesota (see below) or an office in Sarasota, Florida. You will be expected to provide such transition services from either or both locations as appropriate for carrying out the requested duties.

     SUPERVALU will continue to pay you your current base salary through the last pay period in June, 2002, in accordance with its normal payroll policies. In addition, you will be included in SUPERVALU's annual incentive program for senior management for its fiscal year 2002 at your current participation level, and you will be included in SUPERVALU's annual incentive program for senior management for its fiscal year 2003 at one-third of your current participation level, payable in each case under SUPERVALU's regular procedures. All of your current special benefits and perquisites in effect now will continue until June 30, 2002.

     Once you step down as Chief Executive Officer in June 2001, SUPERVALU has agreed to provide you, at its cost, with off-premise office space in Minneapolis, Minnesota (or at your election in Sarasota, Florida or such other location as you select), including your existing office furniture (or other furniture acceptable to you presently in storage at SUPERVALU), office supplies,

Mr. Michael W. Wright
May 21, 2001
Page 2


secretarial support (and necessary secretarial equipment), luncheon club dues and parking, commencing June 27, 2001, and for a period up to 10 years following your retirement in June 2002. SUPERVALU will also outfit such office, at its cost, with office equipment, computer, copier, scanner, fax machine, telephone, internet access, etc., and it will provide IT support to set up such office equipment and maintain it during such period. SUPERVALU, with your consent, may provide such secretarial support by giving you reasonable access to its on-staff secretarial services.

     SUPERVALU will also continue to provide you with your existing financial counseling allowance and will pay for your executive health exam until one year after your retirement in June 2002.

     This letter, when signed by an authorized officer of SUPERVALU, and by you, will constitute a binding obligation enforceable by you against SUPERVALU and any and all successors and assigns.

                                       Very truly yours,


/s/ Edwin C. Gage                      /s/ William A. Hodder
----------------------------------     -----------------------------------------
Edwin C. (Skip) Gage                   William A. Hodder
Chairman, Executive Personnel          Director, Board Affairs Committee
and Compensation Committee

     SUPERVALU hereby accepts the obligations set forth in the foregoing letter and agrees to be bound thereby.

                                       SUPERVALU INC.


                                       By /s/ Jeffrey Noddle
                                          --------------------------------------
                                       Jeffrey Noddle
                                       President and Chief Operating Officer,
                                       Chief Executive Officer Designate


     The undersigned hereby accepts the terms set forth in the foregoing letter.

                                       /s/ Michael W. Wright
                                       -----------------------------------------
                                       Michael W. Wright